CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Software Publishing Corporation Holdings, Inc. of our report dated 9 April 1998, with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of Software Publishing Corporation Holdings, Inc. for the year ended 31 December 1997 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young

                                              ERNST & YOUNG
                                              Chartered Accountants

Nottingham, England
29 May 1998